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                                                                   EXHIBIT 10.16


                        CONFIDENTIAL SEVERANCE AGREEMENT


In exchange for the promises and covenants contained herein, Synovis Life Technologies, Inc. ("Company") and Fariborz Boor Boor ("Employee") hereby agree as follows:

1. Definitions. We intend all words used in this Severance Agreement ("Agreement") to have their plain meanings in ordinary English. Specific terms we use in this Agreement have the following meanings:

         A. Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee.

         B. Company, as used herein, shall at all times mean Synovis Life Technologies, Inc., the parent company, its subsidiaries, successors and assigns, its affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies and the present or former directors, officers, employees, representatives and agents (including, without limitation, its accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of Company, in their official or individual capacities.

         C. Employee's Claims, as used herein, means all of the rights Employee has now to any relief of any kind from Company whether or not Employee now knows about those rights, arising out of his employment with Company, and his employment termination, including, but not limited to, claims arising under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act; the Minnesota Human Rights Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; claims under the Family Medical Leave Act; or other federal, state or local civil rights laws; claims for breach of contract; claims to bonus payments under the Company's incentive bonus plan; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; and any other claims for unlawful employment practices.

2. Separation. Company and Employee mutually agree that October 31, 2004 shall be Employee's last day of employment with the Company ("Effective Date"). Company and Employee mutually agree that Employee may be relieved of his job duties in part or whole prior to October 31, 2004, as determined by the Company. In the event Employee is relieved of his job duties prior to October 31, 2004, the Company will continue to pay Employee's wages through October 31, 2004.

3. Company's Obligations and Severance Agreements. In consideration for Employee's promises contained herein and in the Updated Release (as hereinafter defined), specifically



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including, but not limited to, the release of all claims by Employee, Employee's promises to refrain from disclosing confidential information and trade secrets of Company and Employee's non-solicitation promises, Company agrees as follows:

         A. Severance Payment. Company agrees to pay to Employee a Severance payment of $100,000.00 ("Severance Payment") which is equal to six (6) months of Employee's salary calculated at Employee's regular rate of pay as of the date that this Agreement was entered into. This Severance Payment will be paid in accordance with the Company's regular pay practices and on the Company's regularly scheduled pay dates after the expiration of the Rescission Periods contained in the Updated Release (as hereinafter defined). The Severance Payment shall be subject to federal and state withholding taxes and FICA.

         B. Medical Insurance Benefits. Company, pursuant to federal and state law, will provide, for a period of eighteen (18) months following the Effective Date ("COBRA Period"), a continuation of the health and dental insurance previously provided to the Employee by the Company (the "COBRA Benefits"). For the first six (6) months of the COBRA Period, Company will pay that portion of the premium for the COBRA Benefits that it paid during Employee's employment. For the remaining twelve (12) months of the COBRA Period, Employee will be required to pay for the COBRA Benefits for the remainder of the COBRA Period, should Employee elect to continue COBRA coverage.

         C. Incentive Pay. Employee acknowledges and agrees that in exchange for the Severance Payment and the Benefits listed in Section 3.A. and 3.B. above that he will not be entitled to receive and Company will not provide him with any incentive pay for the year 2004 under the Company's incentive pay plan or any other plan and that he releases any and all rights he may have to collect such incentive pay. Employee further acknowledges and agrees that the consideration given to him in
         Section 3.A. and 3.B. above are adequate consideration for his promises in Section 4. below, including his release of rights to receive any incentive payments.

4. Employee Obligations. As material inducement to Company in entering into this Agreement and providing the consideration described in Section 3, Employee hereby agrees as follows:

         A. Release. Employee agrees to release all Employee's Claims. Employee acknowledges that the money and promises received and to be received by Employee are in exchange for the release of Employee's Claims.

         B. Updating of Release. Employee agrees to provide the Company an updated release through the Effective Date, a copy of which is attached hereto as Exhibit A (the "Updated Release"), covering any and all claims or liabilities which may arise from any matter, fact or thing occurring between the execution date and the effective date in terms identical to the respective release given by Employee herein. An executed release shall be delivered by Employee to the Company within five (5) business days following the Effective Date.




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         C. Covenant Not To Sue. Employee agrees that he will not initiate any litigation to pursue claims which Employee released in this Sections 4.A. or 4.B. This covenant does not apply to litigation challenging the validity of Sections 4.A. or 4.B. Further, Employee agrees to pay Company's attorneys fees if Employee breaches the covenant not to sue contained in this Section 4.C.

         D. Company Property. Employee will return all property belonging to Company immediately upon the earlier of the Effective Date or the date that the Employee is requested to leave by the Company in accordance with Section 2., whether such property is currently on or off the premises of Company, including, without limitation, any and all computer hardware or computer software.

         E. Non-Solicitation. Employee shall not, directly or indirectly, through October 31, 2006:

            1. solicit customers, or the business of any person, firm, corporation or any entity who is or has been a customer or account of any office or location of Company or its affiliates or successors (whether currently in existence or opened during Employee's employment), for the purpose of selling to such customer or account any product or service which is or has been sold by Company or any of Company's affiliates; or

            2. induce or attempt to induce any employee of or consultant to
               Company or any of Company's affiliates or successors to do any of the foregoing or to discontinue such person's association with Company.

         F. Confidentiality. For all time hereafter forever, Employee will not use or make available or divulge to any person, firm, corporation or other entity any information of or regarding Company including, without limitation, trade secrets, customer lists, business policies, financial information, technical information, methods of operation, marketing programs, customer price lists or any other confidential or secret information concerning the business and affairs of Company or any of its affiliates.

         G. Confidentiality of Agreement. Employee agrees that he will keep the terms and conditions of this Agreement strictly confidential except that Employee may disclose the terms and conditions of this Agreement to his spouse, if any, attorney, tax preparer, government agencies, or as required by law. Employee agrees that in the event that Employee discloses any of the terms of this Agreement, including the fact of payment other than as set forth above, he shall be liable to Company as set forth in Section 4.J. of this Agreement and for any and all injuries or damages sustained by Company including costs, disbursements and attorneys' fees incurred by Company as a direct result of Employee's disclosure. Nothing contained in this section shall restrict the Company's ability to disclose the terms and conditions of this Agreement if it in its sole discretion determines such disclosure to be appropriate.



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         H. Non-Disparagement. Parties agree that they shall not disparage or defame each other in any respect. If either party provides testimony or any sworn statements in connection with any litigation relating to Employee's employment with Company, this provision does not limit Parties' obligation to testify truthfully.

         I. Cooperation and Continuing Assistance From Employee. Employee agrees to cooperate with Company in the defense of claims and litigation filed against Company relating to the period of Employee's employment with Company and of which Employee has knowledge, including, but not limited to, the complaint filed against the Company by James Mellor, Gregory Swanson, and Michael Schroeder in Minnesota District Court, Ramsey County, case number 62-CX-03-004572 (the "Mellor Litigation"), the complaint filed against the Company by Alexis G. Marbry in the United States District Court, District of Minnesota case number 04-cv-03008-ADM-AJB (the "Marbry Litigation"), any other securities litigation that may arise against the Company and any other future claims against Company, its subsidiaries, affiliates, successors and assigns, present or former directors, officers, employees, representatives and agents. Employee's time in the defense of claims and litigation filed against Company shall not be reimbursed by the Company; however, Employee 's reasonable costs and expenses in assisting Company in the defense of claims and litigation filed against the Company will be paid by Company. Employee and Company agree that only reasonable amounts of time and effort will be required of Employee in assisting Company with the above litigation matters and should parties mutually agree that the time and effort spent by Employee has become excessive parties mutually agree that they will negotiate an agreeable reimbursement plan for Employee's time. Employee further agrees and acknowledges that Company will hire an individual or individuals to perform certain of the duties that he currently performs or has performed at the Company. Employee agrees to cooperate with reasonable requests by the Company to assist Company with the transfer of Employee's files and job duties to such employees. To the extent Company requests assistance from Employee as a consultant after the Severance Period, Company and Employee agree to negotiate mutually acceptable terms of compensation for any consulting services provided by Employee to Company.

         J. Remedies. Employee acknowledges that any breach of any of the promises set forth in Sections 4.C, 4.D., 4.E., 4.F., 4.G., 4.H. and 4.I. will cause Company irreparable harm for which there is no adequate remedy at law and Employee therefore consents to the issuance of any injunction in favor of Company enjoining the breach of any of those promises by any court of competent jurisdiction. If any promise made by Employee in this Section 4 should be held to be unenforceable because of its scope or duration, or the area or subject matter covered thereby, Employee agrees that the court making such determination shall have the power to reduce or modify the scope, duration, subject matter or area of that promise to the extent that allows the maximum scope, duration, subject matter or area permitted by applicable law. Employee further agrees that the remedies provided for herein are in addition to, and are not to be construed as replacements for, or a limitation of, rights and remedies otherwise available to Company.



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5. Employee's Understandings. Employee acknowledges and represents that:

         A. Employee understands that he has the right to consult with an attorney regarding the meaning and effect of this Agreement.

         B. Employee also understands that he has a period of twenty-one (21) calendar days from the date on which he receives an unsigned copy of this Agreement in which to consider whether or not to sign this Agreement and that, having been advised of that entitlement, he may elect to sign this Agreement at any time prior to the expiration of that time period.

         C. Employee understands that he may rescind (that is, cancel) within seven (7) calendar days of signing the Agreement the provisions of
         Section 4.A. of this Agreement with respect to claims arising under the Age Discrimination in Employment Act ("ADEA Rescission Period") and that he may rescind within fifteen (15) calendar days of signing the Agreement the provisions of Section 4.A. of this Agreement with respect to claims arising under the Minnesota Human Rights Act ("MHRA Rescission Period") (collectively, "Rescission Periods"). To be effective, rescission must be in writing, delivered to Company at Synovis Life Technologies, Inc., Attn: Carol Norby, 2575 University Avenue West; Suite 180, St. Paul, MN 55114-1024, within the applicable rescission period, or sent to Company, at such address, by certified mail, return receipt requested, postmarked within the applicable rescission period.

         D. Employee understands and Company warrants that the Company will indemnify Employee for any claims or complaints against Employee personally which arise form Employee's employment with Company in accordance with the indemnification provision of the Company's bylaws for the Officers and Directors of the Company.

6. Cancellation of Agreement By Company. If Employee exercises his right of rescission under Section 5.C. of this Agreement, Company will have the right, exercisable by written notice delivered to Employee, to terminate this Agreement in its entirety, in which event Company will have no obligation whatsoever to Employee hereunder. If Employee exercises his right of rescission under Section 5.C. of this Agreement, and Company does not exercise its right to terminate this Agreement hereunder, the remaining provisions of this Agreement (including specifically the remaining provisions of Section 4 of this Agreement) shall remain valid and continue in full force and effect.

7. Performance By Employee. Nothing contained herein shall operate as a waiver or an election of remedies by Company should Employee fail to perform any duty or obligation imposed upon him hereunder. Notwithstanding anything contained herein to the contrary, this Agreement and the duties and obligations of Employee hereunder shall continue in full force and effect irrespective of any violation of any term or provision of this Agreement by Employee.



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8. No Admission Of Liability. The parties agree that this Agreement shall not be considered an admission of liability by Company. Company expressly denies that it is in any way liable to Employee or that it has engaged in any wrongdoing with respect to Employee.

9. Employee Acknowledgments. Employee acknowledges and represents that: (a) he has read this Agreement and understands its consequences; (b) he has received adequate opportunity to read and consider this Agreement; (c) he has determined to execute this Agreement of his own free will and acknowledges that he has not relied upon any statements or explanations made by Company regarding this Agreement; and (d) the promises of Company made in this Agreement constitute fair and adequate consideration for the promises, releases and agreements made by Employee in this Agreement.

10. Entire Agreement. This Agreement, including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between Company and Employee and supersedes and cancels any and all other agreements, whether oral or in writing, between Company and Employee with respect to the matters referred to herein.

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

12. Effective Date. This Agreement was originally offered to Employee on or about August 16, 2004. Employee shall have until the close of business on September 6, 2004 to accept this Agreement. If Employee desires to accept this Agreement, Employee shall execute the Agreement and return the same to Company at the address set forth in Section 5.C. hereof. If Employee does not so accept this Agreement, this Agreement, and the offer contained herein, shall be null and void as of the close of business on September 6, 2004.

13. Counterparts. This Agreement may be executed in counterparts with an executed counterpart to be delivered to the other party. Each such executed counterpart shall be deemed an original but shall constitute one and the same instrument.

                                             SYNOVIS LIFE TECHNOLOGIES, INC.

Dated:                                       By:
      -------------------------------           --------------------------------
                                                Its:
                                                    ----------------------------


Dated:
      -------------------------------        -----------------------------------
                                             Fariborz Boor Boor



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